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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       March 31, 2005
                                                  ------------------------------

                           DELPHI FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                   001-11462                  13-3427277
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(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)


 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE   19899
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(Address of principal executive offices)                             (ZIP Code)


Registrant's telephone number, including area code   302-478-5142
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Contract

Effective March 31, 2005, the Compensation Committee of the Board of Directors of the Company's subsidiary, Reliance Standard Life Insurance Company ("RSL"), approved the RSL 2005 management incentive compensation program. Under such program, subject to the attainment by RSL of the specified operating income goal for the 2005 fiscal year, Lawrence E. Daurelle, President and Chief Executive Officer of RSL, has the opportunity to earn a cash bonus equal to 85% of his base salary, subject to the potential discretionary increase or reduction of such cash bonus by 10%. Under such program, if such goal is not attained, Mr. Daurelle, along with the other management participants, would be eligible to receive a cash bonus solely on a discretionary basis.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DELPHI FINANCIAL GROUP, INC.

                                                /s/ ROBERT ROSENKRANZ
                                                --------------------------------
                                                Robert Rosenkranz
                                                Chairman of the Board, President
                                                and Chief Executive Officer
                                                (Principal Executive Officer)

Date: April 6, 2005